Exhibit 99.1

NEWS release

P.O. Box 10, Manitowoc, WI 54221-0010

For further information, contact:

Kevin M LeMahieu, Chief Financial Officer

Phone: (920) 652-3200 / klemahieu@bankfirst.com

FOR IMMEDIATE RELEASE

Bank First Announces Net Income for the Third Quarter of 2024

•	Net income of $16.6 million and $48.0 million for the three and nine months ended September 30, 2024, respectively
•	Earnings per common share of $1.65 and $4.75 for the three and nine months ended September 30, 2024, respectively
•	Annualized return on average assets of 1.56% and 1.54% for the three and nine months ended September 30, 2024, respectively
•	Quarterly cash dividend of $0.45 per share declared, an increase of 12.5% from the prior quarter and 50.0% from the prior-year third quarter

MANITOWOC, Wis, October 15, 2024 -- Bank First Corporation (NASDAQ: BFC) (“Bank First” or the “Bank”), the holding company for Bank First, N.A., reported net income of $16.6 million, or $1.65 per share, for the third quarter of 2024, compared with net income of $14.8 million, or $1.43 per share, for the prior-year third quarter. For the nine months ended September 30, 2024, Bank First earned $48.0 million, or $4.75 per share, compared to $39.6 million, or $3.89 per share for the same period in 2023. After removing the impact of one-time expenses related to acquisitions as well as gains and losses on sales of securities and other real estate owned (“OREO”), the Bank reported adjusted net income (non-GAAP) of $15.1 million, or $1.46 per share, for the third quarter of 2023. There were no such expenses during the third quarter of 2024. For the first nine months of 2024, adjusted net income (non-GAAP) totaled $47.4 million, or $4.69 per share, compared to $44.4 million, or $4.36 per share for the same period in 2023.

Operating Results

Net interest income (“NII”) during the third quarter of 2024 was $35.9 million, $2.9 million higher than the previous quarter and up $1.8 million from the third quarter of 2023. The impact of net accretion and amortization of purchase accounting related to interest-bearing assets and liabilities from past acquisitions (“purchase accounting”) increased NII by $1.7 million, or $0.13 per share after tax, during the third quarter of 2024, compared to $1.2 million, or $0.09 per share after tax, during the previous quarter and $1.8 million, or $0.13 per share after tax, during the third quarter of 2023. A previously purchased loan with remaining associated purchase accounting adjustments of $0.6 million was fully repaid before maturity during the third quarter of 2024, leading to the elevated impact of purchase accounting during the quarter.

Net interest margin (“NIM”) was 3.76% for the third quarter of 2024, compared to 3.63% for the previous quarter and 3.71% for the third quarter of 2023. NII from purchase accounting increased NIM by 0.17%, 0.13%, and 0.19% for each period, respectively. While the Bank continued to see average rates paid on interest-bearing deposits rise, the velocity of those increases slowed during the most recent quarter, with month-by-month results showing these rates at 2.66% in July, 2.71% in August, and 2.70% in September. Meanwhile, new loan originations and loan repricing from low rates over the last several years have allowed for continued improvement in the yield of the Bank’s loan portfolio, coming in at 5.73% during the most recent quarter compared to 5.51% during the prior quarter and 5.23% during the prior-year third quarter.

Bank First did not record a provision for credit losses during the third quarter of 2024, matching the previous quarter and third quarter of 2023. Provision expense was $0.2 million for the first nine months of 2024 compared to $4.2 million for the same period during 2023. The acquisition of the loan portfolio of Hometown Bancorp, Ltd. (“Hometown”) during the first quarter of 2023 resulted in a day one provision for credit losses expense of $3.6 million. Recoveries of previously charged-off loans exceeded currently charged-off loans by $0.5 million through the first nine months of 2024, compared to recoveries exceeding charge-offs by $0.1 million through the first nine months of 2023. Other than a $0.3 million charge-off during the third quarter of 2024, related to a single customer relationship, the Bank’s loan portfolio continues to exhibit very little credit stress. The Bank experienced a reduction in unfunded loan commitments during the most recent quarter, allowing it to move $0.4 million from its liability for potential credit losses in unfunded commitments to its allowance for credit losses in its loan portfolio. While this move did not impact on the Bank’s profitability for the quarter, it did increase the allowance for potential loan credit losses to correspond with the increase in overall loan portfolio balances during the quarter.

Noninterest income was $4.9 million for the third quarter of 2024, compared to $5.9 million and $5.3 million for the prior quarter and third quarter of 2023, respectively. Service charge income increased by $0.1 million, or 4.2%, and $0.4 million, or 20.2%, from the prior quarter and prior-year third quarter, respectively, as the Bank continues to benefit from the renegotiation of vendor incentive programs related to the Bank’s credit and debit card payments processing. Income provided by the Bank’s investment in Ansay & Associates, LLC (“Ansay”) increased by $0.3 million from the prior-year third quarter while declining $0.3 million from the prior quarter. Although income from Ansay has historically been less consistent than most areas of the Bank quarter-to-quarter, it has remained strong during 2024, increasing by $0.6 million, or 21.6%, through the first nine months of 2024 compared to the same period in 2023. Finally, the Bank experienced a negative $0.3 million valuation adjustment to its mortgage servicing rights asset during the third quarter of 2024 which compared unfavorably to positive valuation adjustments of $0.3 million and $0.2 million during the prior quarter and prior-year third quarter, respectively. Changes in the valuation of this asset historically correlate to changes in prevailing residential mortgage rates. Residential mortgage rates have ebbed and flowed during 2024, causing the valuation of this asset to be volatile through the first three quarters of the year.

Noninterest expense was $20.1 million for the third quarter of 2024, compared to $19.1 million during the prior quarter and $19.6 million during the third quarter of 2023. Most areas of noninterest expense have remained well-contained over the past five quarters as the Bank has worked efficiencies from recent acquisitions into its operations. The prior quarter included a $0.5 million gain on the sale of OREO which offset total noninterest expense, leading to some of the increase quarter-over-quarter. Beyond that, occupancy, equipment, and office expenses were elevated during the current quarter due to $0.2 million in losses on the disposal of equipment that needed to be upgraded. Finally, data processing contained $0.4 million in project-related expenses during the current quarter as part of the Bank’s continued upgrade of its online customer platform.

Balance Sheet

Total assets were $4.29 billion on September 30, 2024, a $72.7 million increase from December 31, 2023, and a $207.0 million increase from September 30, 2023.

Total loans were $3.47 billion on September 30, 2024, up $127.9 million from December 31, 2023, and up $115.4 million from September 30, 2023. Loans grew 4.9% on an annualized basis during the third quarter of 2024.

Total deposits, nearly all of which remain core deposits, were $3.48 billion on September 30, 2024, up $51.8 million from December 31, 2023, and up $86.4 million from September 30, 2023. Total deposits grew by 10.0% and noninterest-bearing deposits grew by 18.8% on an annualized basis during the third quarter of 2024.

Asset Quality

Nonperforming assets on September 30, 2024, remained negligible, totaling $11.9 million compared to $11.0 million and $5.2 million at the end of the prior quarter and third quarter of 2023, respectively. Nonperforming assets to total assets ended the third quarter of 2024 at 0.28%.

Capital Position

Stockholders’ equity totaled $628.9 million on September 30, 2024, an increase of $9.1 million from the end of 2023 and $51.6 million from September 30, 2023. Earnings of $48.0 million through the first nine months of 2024, offset by dividends totaling $11.1 million and repurchases of BFC common stock totaling $31.2 million during that period, were the primary factors leading to the increase in capital year-to-date. The Bank’s book value per common share totaled $62.82 on September 30, 2024 compared to $59.80 on December 31, 2023 and $55.62 on September 30, 2023. Tangible book value per common share (non-GAAP) totaled $43.07 on September 30, 2024 compared to $40.30 on December 31, 2023 and $36.00 on September 30, 2023.

Dividend Declaration

Bank First’s Board of Directors approved a quarterly cash dividend of $0.45 per common share, payable on January 6, 2025, to shareholders of record as of December 23, 2024. This dividend represents a 12.5% increase over the previous quarter’s dividend and a 50.0% increase over the dividend declared one year earlier.

Bank First Corporation provides financial services through its subsidiary, Bank First, N.A., which was incorporated in 1894. Bank First offers loan, deposit and treasury management products at each of its 26 banking locations in Wisconsin. The Bank has grown through both acquisitions and de novo branch expansion. The Bank employs approximately 364 full-time equivalent staff and has assets of approximately $4.3 billion. Insurance services are available through our bond with Ansay & Associates, LLC. Trust, investment advisory and other financial services are offered in collaboration with several regional partners. Further information about Bank First Corporation is available by clicking on the Shareholder Services tab at www.bankfirst.com.

# # #

Forward-Looking Statements: Certain statements contained in this press release and in other recent filings may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements relating to the timing, benefits, costs, and synergies of the merger with Hometown, statements relating to our projected growth, anticipated future financial performance, financial condition, credit quality and management’s long-term performance goals, and statements relating to the anticipated effects on our business, financial condition and results of operations from expected developments or events, our business, growth and strategies. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” “projection,” and other variations of such words and phrases and similar expressions.

These forward-looking statements are not historical facts, and are based upon current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond Bank First’s control. The inclusion of these forward-looking statements should not be regarded as a representation by Bank First or any other person that such expectations, estimates, and projections will be achieved. Accordingly, Bank First cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) business and economic conditions nationally, regionally and in our target markets, particularly in Wisconsin and the geographic areas in which we operate, (2) changes in government interest rate policies, (3) our ability to effectively manage problem credits, (4) the risks associated with Bank First’s pursuit of future acquisitions, (5) Bank First’s ability to successful execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (6) general competitive, economic, political, and market conditions.

This communication contains non-GAAP financial measures, such as non-GAAP adjusted net income, non-GAAP adjusted earnings per common share, adjusted earnings return on assets, tangible book value per common share, and tangible common equity to tangible assets. Management believes such measures to be helpful to management, investors and others in understanding Bank First's results of operations or financial position. When non-GAAP financial measures are used, the comparable GAAP financial measures, as well as the reconciliation of the non-GAAP measures to the GAAP financial measures, are provided.  See " Non-GAAP Financial Measures" below. The non-GAAP net income measure and related reconciliation provide information useful to investors in understanding the operating performance and trends of Bank First and also aid investors in comparing Bank First's financial performance to the financial performance of peer banks.  Management considers non-GAAP financial ratios to be critical metrics with which to analyze and evaluate financial condition and capital strengths. While non-GAAP financial measures are frequently used by stakeholders in the evaluation of a corporation, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

Further information regarding Bank First and factors which could affect the forward-looking statements contained herein can be found in Bank First's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and its other filings with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Bank First’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and Bank First undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for Bank First to predict their occurrence or how they will affect the company.

Bank First Corporation
Consolidated Financial Summary (Unaudited)

	At or for the Three Months Ended					At or for the Nine Months Ended
(In thousands, except share and per share data)	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Results of Operations:
Interest income	$54,032	$49,347	$49,272	$48,663	$46,989	$152,651	$133,820
Interest expense	18,149	16,340	15,923	15,747	12,931	50,412	33,256
Net interest income	35,883	33,007	33,349	32,916	34,058	102,239	100,564
Provision for credit losses	-	-	200	500	-	200	4,182
Net interest income after provision for credit losses	35,883	33,007	33,149	32,416	34,058	102,039	96,382
Noninterest income	4,893	5,877	4,397	42,458	5,254	15,167	15,657
Noninterest expense	20,100	19,057	20,324	28,862	19,647	59,481	59,257
Income before income tax expense	20,676	19,827	17,222	46,012	19,665	57,725	52,782
Income tax expense	4,124	3,768	1,810	11,114	4,861	9,702	13,166
Net income	$16,552	$16,059	$15,412	$34,898	$14,804	$48,023	$39,616

Earnings per common share (basic and diluted)	$1.65	$1.59	$1.51	$3.39	$1.43	$4.75	$3.89

Common Shares:
Outstanding	10,011,428	10,031,350	10,129,190	10,365,131	10,379,071	10,011,428	10,379,071
Weighted average outstanding for the period	10,012,190	10,078,611	10,233,347	10,366,471	10,388,909	10,107,700	10,186,107

Noninterest income / noninterest expense:
Service charges	$2,189	$2,101	$1,634	$1,847	$1,821	$5,924	$5,186
Income from Ansay	1,062	1,379	979	110	791	3,420	2,812
Income (loss) from UFS	-	-	-	(179)	784	-	2,444
Loan servicing income	733	735	726	741	734	2,194	2,119
Valuation adjustment on mortgage servicing rights	(344)	339	(312)	(65)	229	(317)	460
Net gain on sales of mortgage loans	377	277	219	273	248	873	624
Gain on sale of UFS	-	-	-	38,904	-	-	-
Other noninterest income	876	1,046	1,151	827	647	3,073	2,012
Total noninterest income	$4,893	$5,877	$4,397	$42,458	$5,254	$15,167	$15,657

Personnel expense	$10,118	$10,004	$10,893	$10,357	$10,216	$31,015	$29,998
Occupancy, equipment and office	1,598	1,330	1,584	1,307	1,455	4,512	4,363
Data processing	2,502	2,114	2,389	1,900	2,153	7,005	6,111
Postage, stationery and supplies	213	205	238	236	244	656	848
Advertising	61	79	95	99	60	235	226
Charitable contributions	183	234	176	264	229	593	680
Outside service fees	1,598	1,889	1,293	1,363	1,438	4,780	4,987
Net loss (gain) on other real estate owned	-	(461)	(47)	1,591	53	(508)	542
Net loss on sales of securities	-	-	34	7,826	-	34	75
Amortization of intangibles	1,429	1,475	1,500	1,604	1,626	4,404	4,720
Other noninterest expense	2,398	2,188	2,169	2,315	2,173	6,755	6,707
Total noninterest expense	$20,100	$19,057	$20,324	$28,862	$19,647	$59,481	$59,257

Period-end balances:
Cash and cash equivalents	$204,427	$98,950	$83,374	$247,468	$75,776	$204,427	$75,776
Investment securities available-for-sale, at fair value	128,438	127,977	138,420	142,197	179,046	128,438	179,046
Investment securities held-to-maturity, at cost	109,236	110,648	111,732	103,324	77,154	109,236	77,154
Loans	3,470,920	3,428,635	3,383,395	3,342,974	3,355,549	3,470,920	3,355,549
Allowance for credit losses - loans	(45,212)	(45,118)	(44,378)	(43,609)	(43,404)	(45,212)	(43,404)
Premises and equipment	69,710	68,633	69,621	69,891	70,994	69,710	70,994
Goodwill and core deposit intangible, net	197,698	199,127	200,602	202,102	203,705	197,698	203,705
Mortgage servicing rights	13,350	13,694	13,356	13,668	13,733	13,350	13,733
Other assets	145,931	143,274	143,802	143,827	154,966	145,931	154,966
Total assets	4,294,498	4,145,820	4,099,924	4,221,842	4,087,519	4,294,498	4,087,519

Deposits
Interest-bearing	2,463,083	2,424,096	2,425,550	2,382,185	2,333,452	2,463,083	2,333,452
Noninterest-bearing	1,021,658	975,845	990,489	1,050,735	1,064,841	1,021,658	1,064,841
Securities sold under repurchase agreements	-	-	-	75,747	17,191	-	17,191
Borrowings	147,346	102,321	47,295	51,394	70,319	147,346	70,319
Other liabilities	33,516	28,979	27,260	41,983	24,387	33,516	24,387
Total liabilities	3,665,603	3,531,241	3,490,594	3,602,044	3,510,190	3,665,603	3,510,190

Stockholders' equity	628,895	614,579	609,330	619,798	577,329	628,895	577,329

Book value per common share	$62.82	$61.27	$60.16	$59.80	$55.62	$62.82	$55.62
Tangible book value per common share (non-GAAP)	$43.07	$41.42	$40.35	$40.30	$36.00	$43.07	$36.00
Average balances:
Loans	$3,450,423	$3,399,906	$3,355,142	$3,330,511	$3,324,729	$3,402,001	$3,258,199
Interest-earning assets	3,833,968	3,696,099	3,741,498	3,738,589	3,671,620	3,757,468	3,627,015
Total assets	4,231,112	4,094,542	4,144,896	4,147,859	4,092,565	4,157,121	4,032,308
Deposits	3,435,172	3,401,828	3,446,145	3,406,028	3,404,708	3,427,741	3,367,647
Interest-bearing liabilities	2,583,382	2,466,726	2,512,304	2,426,870	2,411,062	2,521,031	2,394,630
Goodwill and other intangibles, net	198,493	199,959	201,408	202,933	204,556	199,948	190,470
Stockholders' equity	620,821	610,818	613,190	613,244	576,315	614,965	554,892

Financial ratios:
Return on average assets *	1.56%	1.58%	1.50%	3.34%	1.44%	1.54%	1.31%
Return on average common equity *	10.61%	10.57%	10.11%	22.58%	10.19%	10.43%	9.55%
Average equity to average assets	14.67%	14.92%	14.79%	14.78%	14.08%	14.79%	13.76%
Stockholders' equity to assets	14.64%	14.82%	14.86%	14.68%	14.12%	14.64%	14.12%
Tangible equity to tangible assets (non-GAAP)	10.53%	10.53%	10.48%	10.39%	9.62%	10.53%	9.62%
Loan yield *	5.73%	5.51%	5.41%	5.33%	5.23%	5.55%	5.13%
Earning asset yield *	5.64%	5.40%	5.33%	5.20%	5.11%	5.46%	4.97%
Cost of funds *	2.79%	2.66%	2.55%	2.57%	2.13%	2.67%	1.86%
Net interest margin, taxable equivalent *	3.76%	3.63%	3.62%	3.53%	3.71%	3.67%	3.74%
Net loan charge-offs (recoveries) to average loans *	0.04%	-0.05%	-0.07%	0.00%	0.00%	-0.03%	-0.01%
Nonperforming loans to total loans	0.32%	0.31%	0.29%	0.20%	0.10%	0.32%	0.10%
Nonperforming assets to total assets	0.28%	0.27%	0.31%	0.21%	0.13%	0.28%	0.13%
Allowance for credit losses - loans to total loans	1.30%	1.32%	1.31%	1.30%	1.29%	1.30%	1.29%

Non-GAAP Financial Measures
Adjusted net income reconciliation
Net income (GAAP)	$16,552	$16,059	$15,412	$34,898	$14,804	$48,023	$39,616
Acquisition related expenses	-	-	-	29	312	-	1,825
Severance from organizational restructure	-	-	-	359	-	-	-
Provision for credit losses related to acquisition	-	-	-	-	-	-	3,552
Fair value amortization on Trust Preferred redemption	-	-	-	1,382	-	-	-
Gain on sale of UFS	-	-	-	(38,904)	-	-	-
Losses (gains) on sales of securities and OREO valuations	-	(461)	(13)	9,780	53	(474)	617
Adjusted net income before income tax impact	16,552	15,598	15,399	7,544	15,169	47,549	45,610
Income tax impact of adjustments	-	97	3	7,248	(77)	100	(1,213)
Adjusted net income (non-GAAP)	$16,552	$15,695	$15,402	$14,792	$15,092	$47,449	$44,397

Adjusted earnings per share calculation
Adjusted net income (non-GAAP)	$16,552	$15,695	$15,402	$14,792	$15,092	$47,449	$44,397
Weighted average common shares outstanding for the period	10,012,190	10,078,611	10,233,347	10,366,471	10,388,909	10,107,700	10,186,107
Adjusted earnings per share (non-GAAP)	$1.65	$1.56	$1.51	$1.44	$1.46	$4.69	$4.36

Annualized return of adjusted earnings on average assets calculation
Adjusted net income (non-GAAP)	$16,552	$15,695	$15,402	$14,792	$15,092	$47,449	$44,397
Average total assets	$4,231,112	$4,094,542	$4,144,896	$4,147,859	$4,092,565	$4,157,121	$4,032,308
Annualized return of adjusted earnings on average assets (non-GAAP)	1.56%	1.54%	1.49%	1.41%	1.48%	1.52%	1.47%

Tangible assets reconciliation
Total assets (GAAP)	$4,294,498	$4,145,820	$4,099,924	$4,221,842	$4,087,519	$4,294,498	$4,087,519
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(22,592)	(24,021)	(25,496)	(26,996)	(28,599)	(22,592)	(28,599)
Tangible assets (non-GAAP)	$4,096,800	$3,946,693	$3,899,322	$4,019,740	$3,883,814	$4,096,800	$3,883,814

Tangible common equity reconciliation
Total stockholders’ equity (GAAP)	$628,895	$614,579	$609,330	$619,798	$577,329	$628,895	$577,329
Goodwill	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)	(175,106)
Core deposit intangible, net of amortization	(22,592)	(24,021)	(25,496)	(26,996)	(28,599)	(22,592)	(28,599)
Tangible common equity (non-GAAP)	$431,197	$415,452	$408,728	$417,696	$373,624	$431,197	$373,624

Tangible book value per common share calculation
Tangible common equity (non-GAAP)	$431,197	$415,452	$408,728	$417,696	$373,624	$431,197	$373,624
Common shares outstanding at the end of the period	10,011,428	10,031,350	10,129,190	10,365,131	10,379,071	10,011,428	10,379,071
Tangible book value per common share (non-GAAP)	$43.07	$41.42	$40.35	$40.30	$36.00	$43.07	$36.00

Tangible equity to tangible assets calculation
Tangible common equity (non-GAAP)	$431,197	$415,452	$408,728	$417,696	$373,624	$431,197	$373,624
Tangible assets (non-GAAP)	$4,096,800	$3,946,693	$3,899,322	$4,019,740	$3,883,814	$4,096,800	$3,883,814
Tangible equity to tangible assets (non-GAAP)	10.53%	10.53%	10.48%	10.39%	9.62%	10.53%	9.62%

* Components of the quarterly ratios were annualized.

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Three Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,340,597	192,615	5.77%	$3,219,654	$169,083	5.25%
Tax-exempt	109,826	5,161	4.70%	105,075	4,691	4.46%
Securities
Taxable (available for sale)	117,064	6,375	5.45%	176,363	6,933	3.93%
Tax-exempt (available for sale)	32,911	1,116	3.39%	33,629	1,111	3.30%
Taxable (held to maturity)	106,490	4,211	3.95%	73,007	2,595	3.55%
Tax-exempt (held to maturity)	3,196	84	2.63%	4,152	109	2.63%
Cash and due from banks	123,884	6,728	5.43%	59,740	3,140	5.26%
Total interest-earning assets	3,833,968	216,290	5.64%	3,671,620	187,662	5.11%
Noninterest-earning assets	442,248			464,357
Allowance for credit losses - loans	(45,104)			(43,412)
Total assets	$4,231,112			$4,092,565
LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$382,388	$10,680	2.79%	$294,961	$5,762	1.95%
Savings accounts	820,631	12,656	1.54%	838,980	10,753	1.28%
Money market accounts	601,409	14,997	2.49%	661,274	13,582	2.05%
Certificates of deposit	625,573	26,890	4.30%	525,609	16,075	3.06%
Brokered Deposits	8,918	357	4.00%	874	20	2.29%
Total interest-bearing deposits	2,438,919	65,580	2.69%	2,321,698	46,192	1.99%
Other borrowed funds	144,463	6,622	4.58%	89,364	5,108	5.72%
Total interest-bearing liabilities	2,583,382	72,202	2.79%	2,411,062	51,300	2.13%
Noninterest-bearing liabilities
Demand Deposits	996,253			1,083,010
Other liabilities	30,656			22,178
Total Liabilities	3,610,291			3,516,250
Shareholders' equity	620,821			576,315
Total liabilities & shareholders' equity	$4,231,112			$4,092,565
Net interest income on a fully taxable
equivalent basis		144,088			136,362
Less taxable equivalent adjustment		(1,336)			(1,241)
Net interest income		$142,752			$135,121
Net interest spread (3)			2.85%			2.98%
Net interest margin (4)			3.76%			3.71%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.

Bank First Corporation
Average assets, liabilities and stockholders' equity, and average rates earned or paid

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)	Average Balance	Interest Income/ Expenses (1)	Rate Earned/ Paid (1)

	(dollars in thousands)
ASSETS
Interest-earning assets
Loans (2)
Taxable	$3,293,762	$183,971	5.59%	$3,155,397	$162,543	5.15%
Tax-exempt	108,239	4,970	4.59%	102,802	4,629	4.50%
Securities
Taxable (available for sale)	134,281	6,221	4.63%	199,164	6,234	3.13%
Tax-exempt (available for sale)	33,242	1,132	3.41%	38,310	1,218	3.18%
Taxable (held to maturity)	106,957	4,248	3.97%	66,895	2,407	3.60%
Tax-exempt (held to maturity)	3,515	92	2.62%	4,518	117	2.59%
Cash, due from banks and other	77,472	4,573	5.90%	59,929	3,021	5.04%
Total interest-earning assets	3,757,468	205,207	5.46%	3,627,015	180,169	4.97%
Noninterest-earning assets	444,055			446,437
Allowance for loan losses	(44,402)			(41,144)
Total assets	$4,157,121			$4,032,308
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing deposits
Checking accounts	$401,363	$11,337	2.82%	$294,753	$5,145	1.75%
Savings accounts	816,202	12,253	1.50%	839,459	9,372	1.12%
Money market accounts	611,257	14,783	2.42%	664,758	11,883	1.79%
Certificates of deposit	606,988	25,174	4.15%	491,544	12,495	2.54%
Brokered Deposits	3,491	131	3.75%	4,005	115	2.87%
Total interest-bearing deposits	2,439,301	63,678	2.61%	2,294,519	39,010	1.70%
Other borrowed funds	81,730	3,662	4.48%	100,111	5,453	5.45%
Total interest-bearing liabilities	2,521,031	67,340	2.67%	2,394,630	44,463	1.86%
Noninterest-bearing liabilities
Demand Deposits	988,440			1,058,668
Other liabilities	32,685			24,118
Total Liabilities	3,542,156			3,477,416
Stockholders' equity	614,965			554,892
Total liabilities & stockholders' equity	$4,157,121			$4,032,308
Net interest income on a fully taxable equivalent basis		137,867			135,706
Less taxable equivalent adjustment		(1,301)			(1,252)
Net interest income		$136,566			$134,454
Net interest spread (3)			2.79%			3.11%
Net interest margin (4)			3.67%			3.74%

(1)	Annualized on a fully taxable equivalent basis calculated using a federal tax rate of 21%.
(2)	Nonaccrual loans are included in average amounts outstanding.
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income on a fully tax equivalent basis as a percentage of average interest-earning assets.